EMPLOYEE

                                                            REPURCHASE RIGHT AND
                                                              PERMANENT RIGHT OF
                                                                   FIRST REFUSAL


                                XOMA CORPORATION


                              RESTRICTED STOCK PLAN
                       RESTRICTED STOCK PURCHASE AGREEMENT


     Agreement made as of the day of , 19 by and among XOMA Corporation, a Delaware corporation (the "Corporation"), ,a key employee (the "Purchaser") of the Corporation and a participant in the Corporation's Restricted Stock Plan (the "Plan"), and __________, the Purchaser's spouse.


I.       PURCHASE OF SHARES


     1.1 Purchase. The Purchaser hereby purchases, and the Corporation hereby sells to the Purchaser, __________ shares of the Corporation's common stock (the "Purchased Shares") at a purchase price of $ per share (the "Purchase Price") pursuant to the provisions of the Plan.

     1.2 Payment. Concurrently with the execution of this Agreement, the Purchaser shall deliver to the Corporation the full amount of the Purchase Price, payable (i) in cash or cash equivalent; (ii) in shares of common stock held by the Purchaser; (iii) payment effected through a broker-dealer sale and remittance procedure pursuant to which the Purchaser (A) shall provide irrevocable written instructions to the designated broker-dealer to effect the immediate sale of the Purchased Shares and remit to the Corporation, out of the sale proceeds, an amount equal to the aggregate Purchase Price plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation by reason of such purchase and (B) shall provide written directives to the Corporation to deliver the certificates for the Purchased Shares directly to such broker-dealer; or (iv) by promissory note authorized by the Plan Administrator and payable to the Corporation's order.


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     1.3 Stockholder Rights. As soon as reasonably practicable following receipt of the Section 1.2 payment, the Corporation shall issue a stock certificate for the Purchased Shares to the Purchaser. Upon such issuance and until such time as the Corporation actually exercises its repurchase rights under this Agreement, Purchaser (or any successor in interest) shall have all the rights of a stockholder (including voting and dividend rights) with respect to the Purchased Shares, subject, however, to the transfer restrictions of Article II.


II.      TRANSFER RESTRICTIONS


     2.1 Restriction on Transfer. Purchaser shall not transfer, assign, encumber or otherwise dispose of any of the Purchased Shares which are subject to the Corporation's Repurchase Right under Article III or the Corporation's First Refusal Right under Article IV. Such restrictions on transfer, however, shall not be applicable to (i) a gratuitous transfer of the Purchased Shares made to the Purchaser's spouse or issue, including adopted children, or to a trust for the exclusive benefit of the Purchaser or the Purchaser's spouse or issue, (ii) a transfer of title to the Purchased Shares effected pursuant to the Purchaser's will or the laws of interstate succession, or (iii) a transfer to the Corporation in pledge as security for any purchase-money indebtedness incurred in the acquisition of the Purchased Shares.

     2.2 Transferee Obligations. Each person (other than the Corporation) to whom the Purchased Shares are transferred by means of one of the permitted transfers specified in Section 2.1 must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Corporation that such person is bound by the provisions of this Agreement and that the transferred shares are subject to both the Corporation's Repurchase Right and the Corporation's First Refusal Right created hereunder, to the same extent such shares would be so subject if retained by the Purchaser.

     2.3 Definition of Owner. For purposes of Articles III and IV, the term "Owner" shall include the Purchaser and all subsequent holders of the Purchased Shares who derive their chain of ownership through a permitted transfer from the Purchaser in accordance with Section 2.1.



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III.     REPURCHASE RIGHT


     3.1 Grant. The Corporation is hereby granted the right (the "Repurchase Right"), exercisable at any time during the sixty (60)-day period following the date the Purchaser ceases for any reason to be an Employee of the Corporation or (if later) during the sixty (60)-day period following the date of this Agreement, to repurchase at the lesser of (i) the Purchase Price or (ii) the fair market value of the Purchased Shares (adjusted to reflect the formula price restrictions of Section 4.4) any or all of the Purchased Shares in which the Purchaser has not acquired a vested interest in accordance with the vesting provisions of Section 3.3 (such shares to be hereinafter called the "Unvested Shares"). For purposes of this Agreement, the Purchaser shall be deemed to be an Employee of the Corporation for so long as the Purchaser remains an active employee of the Corporation or any subsidiary corporation (as defined in Section 5.4).

     3.2 Exercise of the Repurchase Right. The Repurchase Right shall be exercisable by written notice delivered to the Owner of the Unvested Shares prior to the expiration of the sixty (60)-day period specified in Section 3.1. The notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of notice. Prior to the close of business on the date specified for the repurchase, the Owner shall deliver to the Secretary of the Corporation the certificates representing the Unvested Shares to be repurchased, each certificate to be properly endorsed for transfer. The Corporation shall concurrently with the receipt of such stock certificates pay to the Owner, in cash or cash equivalents (including the cancellation of any outstanding purchase-money indebtedness), an amount equal to the Purchase Price previously paid for the Unvested Shares which are to be repurchased. Such Unvested Shares shall thereupon be canceled and cease to be issued and outstanding shares of the Corporation's common stock.

     3.3 Termination of the Repurchase Right. The Repurchase Right shall terminate, and the Owner shall accordingly vest in the Purchased Shares, in accordance with the following provisions:

     (a) The Repurchase Right shall terminate with respect to any Unvested Shares for which it is not timely exercised under Section 3.2.


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     (b) The Repurchase Right shall terminate, and cease to be exercisable, with respect to any and all Purchased Shares in which the Purchaser vests in accordance with the schedule below. Accordingly, provided the Purchaser continues to be an Employee of the Corporation, the Purchaser shall acquire a vested interest in, and the Repurchase Right shall lapse with respect to, one or more Purchased Shares in accordance with the following vesting provisions:

     (i) The Purchaser shall not acquire any vested interest in, nor shall the Repurchase Right lapse with respect to, any Purchased Shares during the initial __________ (_) calendar month period measured from the Grant Date of the Option.

     (ii) Upon the expiration of such initial ________ (_)-month period, the Purchaser shall acquire a vested interest in, and the Repurchase Right shall lapse with respect to, that number of Purchased Shares equal to _________________ percent (_%) of the Total Purchasable Shares under the Option (without adjustment for shares already Purchased pursuant to such Option).

     (iii) The Purchaser shall acquire a vested interest in, and the Repurchase Right shall lapse with respect to, the remaining Purchased Shares in a series of ____________ (__)consecutive monthly installments, each equal to _____________ (__) of the Purchased Shares, with the first such installment to vest at the end of the _____________ (__) calendar month period measured from the Grant Date.

     3.4 Fractional Shares. No fractional shares shall be repurchased by the Corporation. Accordingly, should the Repurchase Right extend to a fractional share (in accordance with the vesting computation provisions of Section 3.3) at the time the Purchaser ceases to be an Employee of the Corporation, then such fractional share shall be added to any fractional share in which the Purchaser is then vested in order to make one whole vested share no longer subject to the Repurchase Right.

     3.5 Additional Shares or Substituted Securities. Should any change be made to the Corporation's outstanding Common Stock by reason of any stock dividend, stock split, combination of shares, recapitalization or other transaction affecting the Corporation's outstanding Common Stock as a class without receipt of consideration, then any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which is by reason of any such transaction distributed with respect to the Purchased

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Shares shall be immediately subject to the Repurchase Right, but only to the extent the Purchased Shares are at the time covered by such right, and appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of Purchased Shares for all purposes relating to the Repurchase Right, and the Corporation (or its successor) may require the establishment of an escrow account for any money (other than cash dividends) distributed with respect to the Purchased Shares covered by the Repurchase Right in order to facilitate the exercise of such right. Appropriate adjustments shall also be made to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such transaction upon the Corporation's capital structure; provided, however, that the aggregate purchase price shall remain the same.

     3.6 Permanent Right of First Refusal. Any shares in which the Purchaser acquires a vested interest under this Article III may not be transferred, assigned, encumbered or otherwise made the subject of disposition in contravention of the Corporation's First Refusal Right under Article IV.


IV.      PERMANENT RIGHT OF FIRST REFUSAL


     4.1 Grant. The Corporation is hereby granted a permanent right of first refusal ("First Refusal Right") with respect to each and every proposed disposition of the Purchased Shares by the Purchaser, other than a permitted transfer under Section 2.1. The First Refusal Right shall be a permanent restriction on the Purchased Shares and shall accordingly bind the Purchaser, any other Owner of the Purchased Shares and each and every other holder of record of the Purchased Shares, all of whom shall be collectively referred to in this Article IV as the "Holder."

     4.2 Notice of Intended Disposition. In the event the Holder desires to sell or otherwise transfer for value any or all of the Purchased Shares which are vested pursuant to the provisions of Section 3.3 (the vested shares which are the subject of such offer to be hereinafter called, solely for purposes of this
Article IV, the "Target Shares"), the Holder shall promptly deliver to the Secretary of the Corporation written notice of such intention, including the number of Purchased Shares the Holder wishes to sell and a summary of the terms and conditions of any bona fide third-party offer received for the shares (the "Disposition Notice").


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     4.3 Exercise of Right. The Corporation (or its assigns) shall, for a period of sixty (60) days following receipt of the Disposition Notice under paragraph 4.2, have the right to repurchase all of the Target Shares specified in the Disposition Notice at a price per share determined in accordance with the
Section 4.4 formula. Such right shall be exercisable by written notice delivered to the Holder prior to the expiration of the sixty (60) day exercise period. If such right is exercised, the Corporation (or its assigns) shall effect the repurchase of the Target Shares, including payment of the formula price, not more than sixty (60) days thereafter; and at such time the Holder shall deliver to the Corporation the certificates representing the Target Shares to be repurchased, each certificate to be properly endorsed for transfer.

     4.4 Formula Price. The price per share at which the Corporation may exercise its First Refusal Right under Section 4.3 shall be determined in accordance with the following formula:

     X = M - $ __ , where

     X = the price per share at which the Corporation may repurchase the Target Shares, and

     M = the fair market value per share of the Target Shares (determined under Section 4.7 without regard to the Corporation's permanent First Refusal Right) on the date immediately preceding the date such right is exercised.

     4.5 Non-Exercise of Right. In the event the Exercise Notice is not given to the Holder within sixty (60) days following the date of the Corporation's receipt of the Disposition Notice, the Holder shall have a period of fifteen
(15) days thereafter in which to sell or otherwise dispose of the Target Shares
(I) at a price not less than that, and on terms no more favorable than those, set forth in the Disposition Notice or, if no terms are set forth in the Disposition Notice, (II) for a current cash payment equal to the fair market value (adjusted to reflect the First Refusal Right) of the Target Shares. The third-party purchaser and all subsequent purchasers of the Target Shares shall acquire the Target Shares subject to the First Refusal Right under this Article
IV. In the event the Holder does not effect an authorized sale or other disposition of the Target Shares within the specified fifteen (15) day period, the Holder must once again provide the requisite Section 4.2 notice prior to any subsequent disposition of the Purchased Shares.


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     4.6 Recapitalization. In the event of any stock dividends stock split, recapitalization or other transaction affecting the Corporation's outstanding securities without receipt of consideration, then any new, substituted or additional securities or other property (including money paid other than as a cash dividend) which is by reason of such transaction distributed with respect to the Purchased Shares shall be immediately subject to the Corporation's First Refusal Rights under this Article IV, but only to the extent the Shares are at the time covered by such right.

     4.7 Valuation. For purposes of determining the Section 4.4 formula price, the fair market value per share of the Target Shares or the relevant valuation date shall be determined as follows:

     (i) If the Corporation's common stock is not at the time listed or admitted to trading on any stock exchange, but is traded in the over-the-counter market, the fair market value shall be the closing selling price of one share of such common stock on the valuation date in the over-the-counter market, as such price is quoted on the NASDAQ National Market System. If there are no reported closing selling price for the valuation date, then the closing selling price on the last date preceding the valuation date for which such price is granted shall be determinative of fair market value.

     (ii) If the Corporation's common stock is at the time listed or admitted to trading on any stock exchange, the fair market value shall be the closing selling price of one share of common stock on the valuation date on the stock exchange determined by the Plan Administrator to be the primary market for the common stock, as such price is officially quoted on such exchange. If there is no reported sale of common stock on such exchange on the valuation date, then the fair market value shall be the closing selling price on the exchange on the last date preceding the valuation date for which such quotation exists.

     4.8 Nonlapse. The First Refusal Right under this Article IV is intended to be a "restriction which by its terms will never lapse" within the meaning of
Section 83(d) of the Internal Revenue Code and shall accordingly be binding upon each and every Holder of the Purchased Shares.

     4.9 Transferee Obligations. Each person to whom the Target Shares are transferred by means of a transfer effected in accordance with this Article IV must as a condition prece-


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dent to the validity of such transfer acknowledge in writing to the Corporation that such person is bound by the provisions of this Agreement and that the transferred shares shall remain subject to the Corporation's First Refusal Right hereunder.


V.   GENERAL PROVISIONS APPLICABLE TO REPURCHASE RIGHT AND FIRST REFUSAL RIGHT.


     5.1 Assignment. The Corporation may assign its Repurchase Right under
Article III and/or its First Refusal Right under Article IV to any person or entity selected by the Corporation's Board of Directors, including (without limitation) one or more shareholders of the Corporation.

     If the assignee of the Repurchase Right is other than a subsidiary corporation of the Corporation, then such assignee must make a cash payment to the Corporation, upon the assignment of the Repurchase Right, in an amount equal to the excess (if any) of the fair market value of the Unvested Shares at the time subject to the Repurchase Right and the aggregate repurchase price payable for such Unvested Shares.

     5.2 Notices. Any notice required in connection with the exercise of the Corporation's Repurchase Right or First Refusal Right shall be given in writing and shall be deemed effective upon personal delivery or upon deposit in the United States mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by 10 days advance written notice under this Section 5.2 to all other parties to this Agreement.

     5.3 No Waiver. The failure of the Corporation (or its assigns) in any instance to exercise the Repurchase Right granted under Article III or the First Refusal Right under Article IV shall not constitute a waiver of any other repurchase rights or rights of first refusal that may subsequently arise under the provisions of this Agreement or any other agreement with the Corporation. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

     5.4 Definitions. For purposes of this Agreement, each corporation (other than the Corporation) in an unbroken


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chain of corporations beginning with the Corporation shall be considered to be a subsidiary of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     5.5 Cancellation of Shares. If the Corporation (or its assigns) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement) and such shares shall be deemed purchased in accordance with the applicable provisions hereof and the Corporation (or its assigns) shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

     5.6 Legend. All certificates representing the Purchased Shares shall be endorsed with the following legend:

          "THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF A WRITTEN AGREEMENT, DATED ____________, 19 _ , BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS THE CORPORATION (AND ITS ASSIGNS) CERTAIN REPURCHASE RIGHTS AND RIGHTS OF FIRST REFUSAL TO REPURCHASE THE SHARES UPON ANY PROPOSED SALE, ASSIGNMENT, TRANSFER, ENCUMBRANCE OR OTHER DISPOSITION OF THE SHARES OR UPON TERMINATION OF SERVICE WITH THE CORPORATION. THE FIRST REFUSAL RIGHTS ARE PERMANENT AND WILL BE BINDING UPON EACH AND EVERY HOLDER OF THE SHARES. THE CORPORATION WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE."



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VI.      MISCELLANEOUS PROVISIONS


     6.1 Purchaser Undertaking. Purchaser hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Purchaser or the Purchased Shares pursuant to the express provisions of this Agreement.

     6.2 Agreement is Entire Contract. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the express terms and provisions of the Plan.

     6.3 No Employment Contract. Nothing in this Agreement or in the Plan shall confer upon the Purchaser any right to continue in the employ of the Corporation (or any subsidiary corporation of the Corporation employing Purchaser) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any subsidiary corporation of the Corporation employing Purchaser) or the Purchaser, which rights are hereby expressly reserved by each, to terminate the Employee status of Purchaser at any time for any reason whatsoever, with or without cause.

     6.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

     6.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     6.6 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and the Purchaser and the Purchaser's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.


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     6.7 Power of Attorney. Purchaser's spouse hereby appoints Purchaser his or her true and lawful attorney in fact, for him or her and in his or her name, place and stead, and for his or her use and benefit, to agree to any amendment or modification of this Agreement and to execute such further instruments and take such further actions as may reasonably be necessary to carry out the intent of this Agreement. Purchaser's spouse further gives and grants unto Purchaser as his or her attorney in fact full power and authority to do and perform every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as he or she might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all the Purchaser shall lawfully do and cause to be done by virtue of this power of attorney.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                                    XOMA CORPORATION


                                    By
                           Address:___________________________________
                                   ___________________________________
                                   ___________________________________

                                   ___________________________________
                                                          , Purchaser
                           Address:___________________________________
                                   ___________________________________
                                   ___________________________________

                                   ___________________________________
                                                   , Purchaser Spouse